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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
    (Pursuant to section 13 or 15(D) of the Securities Exchange Act of 1934)

Date of Report (Date of earliest event reported)              December 20, 2004
                                                              -----------------

                                ZYGO CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                     0-12944                  06-0964500
(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)


Laurel Brook Road, Middlefield, CT                               06455-0448
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code:           (860) 347-8506
                                                              -----------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  [ ]  Written communications pursuant to Rule 425 under the Securities Act

  [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act




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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 20, 2004, Zygo Corporation entered into an amendment to the development agreement with Canon Inc. related to follow on work for the development of certain interferometers. This amendment is expected to generate approximately $25 million in total revenue over the next two to three years. Canon Inc. and Canon Sales Company Inc. (collectively "Canon") historically has been our largest customer. Canon is an original investor in our company, the owner of approximately 7% of our outstanding shares. The technology developed under this agreement will be owned either individually or jointly by the parties depending on the party or parties developing the technology.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ZYGO CORPORATION


Date:  December 21, 2004              By: /s/ J. Bruce Robinson
                                          ----------------------------------
                                          Name:  J. Bruce Robinson
                                          Title: Chairman, President and
                                                 Chief Executive Officer